Exhibit 99.1

NEWS RELEASE

Tenet and Paladin Healthcare Reach Definitive Agreement to Transfer Ownership of Tenet’s Philadelphia Hospitals

Sale Agreement Includes Hahnemann University Hospital, St. Christopher’s Hospital for Children and Related Operations

Philadelphia, PA – September 1, 2017 – Tenet Healthcare Corporation (NYSE:THC) and Paladin Healthcare today announced that they have entered into a definitive agreement for the sale of Tenet’s Hahnemann University Hospital, St. Christopher’s Hospital for Children and other related operations in Philadelphia, including Tenet-owned physician practices, to American Academic Health System, LLC (AAHS), a newly formed affiliate of Paladin Healthcare.

The transaction is expected to be completed early next year, subject to regulatory approvals and other closing conditions.

AAHS is a new company formed by Paladin Healthcare to own and operate academic medical centers and general acute care hospitals across the country. Paladin Healthcare currently manages four general acute care hospitals in Southern California and Howard University Hospital, a 145-year-old teaching hospital located on the campus of Howard University in Washington, DC. The company’s focus is on building strong healthcare delivery networks in urban and suburban areas, including some of the nation’s most diverse communities facing challenging healthcare environments.

“Tenet has been delivering quality medical care in Philadelphia for nearly 20 years, and we are strongly committed to securing the best future for Hahnemann and St. Christopher’s,” said Mike Halter, Philadelphia Market CEO for Tenet and CEO of Hahnemann University Hospital. “Paladin shares our commitment to providing compassionate, exemplary care and service, and we believe that entrusting the stewardship of these institutions to its affiliate AAHS will benefit the patients, employees, physicians and community for years to come.”

“We are excited to have been selected by Tenet to acquire Hahnemann and St. Christopher’s, as well as the local physician practices and other hospital-affiliated entities,” said Joel Freedman, Chairman of Paladin Healthcare. “We are committed to sustaining and enhancing the outstanding clinical and academic programs at both hospitals, providing the capital investment they need to thrive, and preserving their long-term future as financially stable healthcare providers and employers. We are pleased to have as our partner Harrison Street

Real Estate Capital, LLC, one of the country’s leading real estate investment management firms.”

“Our leadership team has extensive, first-hand experience in operating hospitals in the Philadelphia market and understands the vital role Hahnemann and St. Christopher’s play in the Philadelphia healthcare delivery system,” said Barry Wolfman, President of Paladin Healthcare. “We appreciate Drexel University College of Medicine’s support and look forward to working closely with the entire physician community to continue the longstanding clinical and academic excellence of both hospitals.”

Tenet expects to receive proceeds of approximately $170 million from the transaction, comprised of $152.5 million in cash at closing and a promissory note in the amount of $17.5 million. During the 12 months ended June 30, 2017, Tenet’s Philadelphia hospitals and related operations generated approximately $790 million of net operating revenue and an Adjusted EBITDA loss of approximately $15 million. Tenet expects to record an estimated non-cash impairment charge of approximately $230 million pre-tax (approximately $150 million after-tax) within continuing operations in the quarter ending September 30, 2017. Tenet also expects to report a taxable loss on the sale of these assets of approximately $200 million, which will increase the size of the Company’s federal net operating loss carryforwards by a corresponding amount.

Additional details on the transaction can be found in a Form 8-K, which is being filed by Tenet with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with nearly 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates 77 general acute care hospitals, 21 short-stay surgical hospitals and over 460 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

About Paladin Healthcare

Paladin Healthcare builds strong healthcare delivery networks in urban and suburban areas, including some of the nation’s most diverse communities facing challenging healthcare environments. Paladin’s hospitals and health systems are focused on quality, operational efficiency, patient and employee engagement, financial viability, managed care, and community advancement. In addition to operating hospitals and health systems, Paladin offers access to capital and a wide range of comprehensive financial solutions. Headquartered in the Los Angeles area, Paladin manages four general acute care hospitals in Southern California. Paladin also manages Howard University Hospital, a 145-year-old teaching hospital and Level I Trauma Center located on the campus of Howard University in Washington, DC. Paladin has formed a new company known as American Academic Health System (AAHS) to own and operate academic medical centers and general acute care hospitals across the country.

About Hahnemann University Hospital

Hahnemann University Hospital is a 496-bed academic medical center at Broad and Vine Streets in Philadelphia. The hospital is a tertiary care institution that specializes in bariatric surgery, cardiac services, OB/GYN, orthopedics, medical, surgical and radiation oncology, bone marrow transplantation, renal dialysis, kidney and liver transplantation, and transgender surgery. In 2009, Hahnemann earned Magnet® designation by the American Nurses Credentialing Center (ANCC) Magnet Recognition Program® and received redesignation in 2015. Hahnemann is recognized by the American Heart Association as a leader in stroke and heart care treatments. Hahnemann is recognized as a Top Performer on Key Quality Measures by The Joint Commission for attaining and sustaining excellence in Heart Attack, Heart Failure, Pneumonia, Surgical Care, Stroke and Perinatal measure sets. The hospital performed one of the city’s first kidney transplants in 1963 and one of the first bone marrow transplants in 1976. Hahnemann became Philadelphia’s first Level I Regional Resource Trauma Center for adults in 1986. Hahnemann is fully accredited by the Joint Commission on the Accreditation of Healthcare Organizations, the nation’s oldest and largest hospital accreditation agency. An affiliate of Drexel University College of Medicine, Hahnemann University Hospital is part of Tenet Pennsylvania, which also includes St. Christopher’s Hospital for Children.

About St. Christopher’s Hospital for Children

Since 1875, St. Christopher’s Hospital for Children has been providing exceptional patient care and advancing new pediatric treatments through research and innovation. Through affiliations with Drexel University College of Medicine, Hahnemann University Hospital, Temple University School of Medicine, and Albert Einstein Medical Center, St. Christopher’s is a teaching hospital helping to train the next generation of professionals in pediatric medicine. For more than 60 years, the hospital has been dedicated to not only the education and training of physicians; but, that of nurses and other allied health professionals.

St. Christopher’s is a 189-bed hospital that is committed to delivering high-quality patient and family-centered care to children in Philadelphia and throughout Pennsylvania and New Jersey. It has a full range of pediatric subspecialists to support the care of its patients and the families it serves. Its highly acclaimed programs include the highest level of pediatric trauma care and neonatal care, a Heart Center, Oncology unit and the only dedicated pediatric burn center in the Philadelphia region. St. Christopher’s also has one of the busiest emergency departments for children in the country, with over 70,000 annual visits.

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For Tenet Healthcare:

Investor Contact: Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

For Paladin Healthcare:

Media Contact: Gary Hopkins, Blanco + Hopkins & Associates 805-705-2586 gary@blancohopkins.com